Exhibit 28 (i)

CONSENT OF COUNSEL

We consent to the reference to our Firm under the heading “Counsel” in Post-Effective Amendment No. 15 to the Registration Statement on Form N-1A of Gabelli ESG Fund, Inc. as filed with the Securities and Exchange Commission on or about July 29, 2016.

/s/ Paul Hastings LLP
PAUL HASTINGS LLP

New York, New York
July 29, 2016